Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals Provides 2022 Business Update and Announces Launch of Vasopressin

-- Vasopressin shipments scheduled to commence January 17, 2022 --

-- Together with upcoming launch of PEMFEXY™ and advancements in pipeline, significant revenue growth expected this year --

WOODCLIFF LAKE, N.J. — January 5, 2022 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today provided a business update for 2022:

Near-Term Business Highlights:

•	Vasopressin: The Company will begin shipping its recently approved vasopressin product on Monday, January 17, 2022, with 180 days of marketing exclusivity. This is an important product for Eagle, as Vasostrict® U.S. sales totaled $890 million for the LTM ended September 30, 2021.

•	PEMFEXY™: On February 1, 2022, the Company will launch PEMFEXY, a ready-to-use liquid with a unique J-code. Eagle has been building inventory and believes this is a significant opportunity, as the Alimta® U.S. market totaled $1.2 billion for the LTM ended September 30, 2021.

•	TREAKISYM: Eagle’s bendamustine franchise continues to grow, including the launch of the TREAKISYM ready-to-dilute (“RTD”) formulation in Japan in the first quarter of 2021. Together with a potential approval of the rapid infusion (“RI”) (50ml) liquid formulation, this could generate approximately $20 million of combined royalty and milestone revenue in 2022.

•	Fulvestrant: Based on discussions with the U.S. Food and Drug Administration (“FDA”), the Company will commence human pilot studies of its fulvestrant product candidate for the treatment of HR+/HER- advanced breast cancer shortly.

•	Landiolol: The Company is on track to submit a new drug application (“NDA”) in the first half of 2022, seeking approval of Landiolol, a novel therapeutic, for the short-term reduction of ventricular rate in patients with supraventricular tachycardia, including atrial fibrillation and atrial flutter.

•	CAL02: The Company is preparing to begin clinical trials for CAL02, a novel approach to the treatment of severe bacterial pneumonia, later this year.

“Our business is off to a very strong start this year. With our launch of vasopressin now and PEMFEXY on February 1, we believe that our products will do very well. We are advancing our other pipeline products as we expect to submit an NDA for Landiolol in the first half of this year and to begin our clinical studies for CAL02 later this year. We are also pleased to be moving forward with our fulvestrant product and expect to begin our next clinical studies soon,” stated Scott Tarriff, President and Chief Executive Officer of Eagle.

“Importantly, our already-strong balance sheet and cash position will benefit from the two launches and position us well to deploy our cash strategically through additional in-licensing opportunities, as well as potential acquisitions of companies or products,” concluded Tarriff.

About Eagle Pharmaceuticals, Inc.

Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle’s commercialized products include RYANODEX®, BENDEKA®, BELRAPZO®, and its oncology and CNS/metabolic critical care pipeline includes product candidates with the potential to address underserved therapeutic areas across multiple disease states. Additional information is available on Eagle’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s ability to obtain and maintain regulatory approval of its products and product candidates; the Company's clinical development plan for its product candidates, including the number and timing of development initiatives or new indications for the Company’s product candidates; the Company’s timing and ability to enroll patients in upcoming clinical trials; the timing, scope or likelihood and timing of regulatory filings and approvals from the FDA for the Company’s product candidates, including Landiolol and its fulvestrant product; the timing, progress and success of the Company’s potential launch of any products, including vasopressin and PEMFEXY; the ability of the Company to successfully commercialize its product candidates, including vasopressin and PEMFEXY; the ability of vasopressin to benefit providers and patients as an alternative to Vasostrict; the period of marketing exclusivity for any of the Company’s products or product candidates, including vasopressin; the ability of the Company to obtain and maintain coverage and adequate reimbursement for its products; the success of the Company's collaborations with its strategic partners and the timing and results of these partners’ preclinical studies and clinical trials, including the Company’s collaboration with its Japanese licensing partner, SymBio, and the Company’s potential earnings potential through such collaboration; the ability of the Company’s executive team to execute on the Company’s strategy and to utilize its cash and other assets to increase shareholder value; and the ability of the Company’s product candidates to deliver value to stockholders. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the impacts of the ongoing COVID-19 pandemic, including interruptions or other adverse effects on clinical trials and delays in regulatory review or further disruption or delay of any pending or future litigation; whether the Company will incur unforeseen expenses or liabilities or other market factors; delay in or failure to obtain regulatory approval of the Company's product candidates and successful compliance with FDA, European Medicines Agency and other governmental regulations applicable to product approvals; whether the Company will successfully implement its development plan for its product candidates, including its fulvestrant product; whether the Company can successfully market and commercialize its product candidates; the success of the Company's relationships with its partners; the outcome of litigation involving any of its products or that may have an impact on any of its products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, including the COVID-19 pandemic, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in drug development and in conducting clinical trials; and those risks and uncertainties identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2021, as updated by the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021 filed with the SEC on May 10, 2021, August 9, 2021 and November 9, 2021, respectively, and its other subsequent filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com